As filed with the Securities and Exchange
Commission on January 31, 2001                        Registration No. 33-63657
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 9

                                      TO

                                   FORM S-2
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Aetna Insurance Company of America
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                                     Florida
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                                    06-1286272
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              5100 West Lemon Street, Suite 213, Tampa, Florida 33609
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                             Julie E. Rockmore, Counsel
                         Aetna Insurance Company of America
               151 Farmington Avenue, TS31, Hartford, Connecticut 06156
                                  (860) 273-4686
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               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                       INCLUDING AREA CODE, OF AGENT FOR SERVICE)

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The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_____________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _____________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 CROSS REFERENCE SHEET
                               PURSUANT TO REGULATION S-K
                                     ITEM 501(B)

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   FORM S-2
   ITEM NO.                   INFORMATION REQUIRED IN PROSPECTUS                    LOCATION
   --------                   ----------------------------------                    --------
       1         Forepart of the Registration Statement and
                 Outside Front Cover Page of  Prospectus................    Outside Front Cover

       2         Inside Front and Outside Back Cover
                 Pages of Prospectus....................................    Table of Contents (inside front
                                                                            cover)

       3         Summary Information, Risk Factors and Ratio
                 of Earnings to Fixed Charges...........................    Contract Overview

       4         Use of Proceeds........................................    Purchase; Investments

       5         Determination of Offering Price........................    Not Applicable

       6         Dilution...............................................    Not Applicable

       7         Selling Security Holders...............................    Not Applicable

       8         Plan of Distribution...................................    Other Topics - Contract
                                                                            Distribution

       9         Description of Securities to be Registered.............    Guaranteed Terms and
                                                                            Guaranteed Interest Rates

      10         Interests of Named Experts and Counsel.................    Not Applicable

      11         Information with Respect to the
                 Registrant.............................................    Not Applicable


      12         Incorporation of Certain Information by Reference......    Other Topics - Incorporation of
                                                                            Certain Documents by Reference

      13         Disclosure of Commission Position on
                 Indemnification for Securities Act
                 Liabilities............................................    Not Applicable
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

                            PROSPECTUS - MAY 1, 2001

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THE CONTRACT. The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by Aetna Insurance Company of America (the Company, we, us, our). The contract is available as a nonqualified deferred annuity.
Additionally, the contract is available as a rollover to a traditional
Individual Retirement Annuity (IRA) under section 408(b) of the Internal Revenue
Code of 1986, as amended (Tax Code) or a rollover to a Roth IRA under Tax Code section 408A. See "Purchase" in this prospectus for additional information.

The contract is not offered for sale in the State of New York.

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WHY READING THIS PROSPECTUS IS IMPORTANT. This prospectus contains facts about the contract that you should know before investing. The information will help you determine if the contract is right for you. Read this prospectus carefully.
If you do invest in the contract, retain this document for future reference.

TABLE OF CONTENTS...................PAGE 3

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HOW IT WORKS. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including twenty years. Each guaranteed term has its own guaranteed interest rate. When the guaranteed term(s) end, you can reinvest in another guaranteed term, begin receiving income payments, or withdraw your full account value.

WITHDRAWALS. You may withdraw all or part of your accumulated funds at any time. WITHDRAWALS PRIOR TO THE END OF A GUARANTEED TERM MAY BE SUBJECT TO A
MARKET VALUE ADJUSTMENT AND CERTAIN FEES.  UPON A FULL WITHDRAWAL, YOU COULD,
THEREFORE, RECEIVE LESS THAN YOUR PURCHASE PAYMENT.  SEE THE "MARKET VALUE
ADJUSTMENT" SECTION, P. 16, AND "FEES" SECTION, P. 10, IN THIS PROSPECTUS FOR
ADDITIONAL INFORMATION.

ADDITIONAL DISCLOSURE INFORMATION. Neither the Securities and Exchange
Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus.
Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state that does not permit their sale. We have not authorized anyone to provide you with information different from that contained in this prospectus. The contract is not a deposit with, obligation of, or guaranteed or endorsed by any bank, nor is it insured by the FDIC.

           Our Home Office:                         Our Service Center:
  Aetna Insurance Company of America         Aetna Insurance Company of America
        5100 West Lemon Street                     151 Farmington Avenue
              Suite 213                         Hartford, Connecticut 06156
         Tampa, Florida 33609                          1-800-262-3862
            1-813-261-9582


PRO.63657-01



                            TABLE OF CONTENTS

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  CONTRACT OVERVIEW.........................................................4

  Questions: Contacting the Company (sidebar)

  Contract Design

  Who's Who

  Contract Phases

  Contract Facts

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  GUARANTEED TERMS AND GUARANTEED INTEREST RATES ...........................6

  YOUR CHOICES AT THE END OF A GUARANTEED TERM .............................8

  PURCHASE .................................................................8

  RIGHT TO CANCEL ..........................................................9

  FEES ....................................................................10

  WITHDRAWALS .............................................................13

  SYSTEMATIC DISTRIBUTION OPTIONS .........................................14

  MARKET VALUE ADJUSTMENT (MVA) ...........................................16

  DEATH BENEFIT ...........................................................17

  INCOME PHASE ............................................................18

  INVESTMENTS .............................................................21

  TAXATION ................................................................23

  OTHER TOPICS ............................................................29

  Contract Distribution-- Contract Modification-- Transfer of Ownership;
  Assignment--Involuntary Terminations-- Legal Matters and Proceedings--
  Experts-- Getting Further Information-- Incorporation of Certain Documents by
  Reference--Inquiries

  APPENDIX I--CALCULATING A MARKET VALUE ADJUSTMENT (MVA) .................33


                                      3

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                                            CONTRACT OVERVIEW
                                            -----------------------------------------------------------------------------------
QUESTIONS: CONTACTING THE COMPANY.          The following is intended as a summary. Please read each section of this prospectus
To answer your questions, contact           for additional detail.
your sales representative or write
or call our Service Center:                                            CONTRACT DESIGN
                                            The contract described in this prospectus is a group or individual,
Aetna Insurance                             single purchase payment, modified guaranteed deferred annuity
Company of America                          contract issued by Aetna Insurance Company of America. It is intended
151 Farmington Avenue                       to be used as a retirement savings vehicle that allows you to invest in
Hartford, CT 06156-1277                     fixed interest options in order to help meet long-term financial goals.


1-800-262-3862                                                             WHO'S WHO
                                            The contract holder (you): The person to whom we issue an
                                            individual contract or a certificate under a group contract.


                                            The Company (we, us, our): Aetna Insurance Company of America. We issue the contract.

                                            The contract: Both individual contracts and certificates under a group contract are referred to in this prospectus as the contract.

                                                                         CONTRACT PHASES
                                            THE ACCUMULATION PHASE
                                            -    At Investment. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and
                                                 including twenty years. Each guaranteed term has its own
                                                 guaranteed interest rate. Generally, your purchase
                                                 payment will earn interest at the guaranteed interest rate(s)
                                                 for the duration of the guaranteed term(s) you select.
                                                 If you withdraw or transfer amounts prior to the end of a
                                                 guaranteed term, those amounts may be subject to a market
                                                 value adjustment and certain fees. See "Market Value
                                                 Adjustment" and "Fees."

                                            -    At Maturity. We will notify you at least 18 days before the guaranteed term ends. If you do not make any election before the guaranteed term ends, we will automatically renew the
                                                 contract for a guaranteed term of the same or similar
                                                 duration. If you do not want to automatically renew, contact us before the guaranteed term ends. Prior to the end of a
                                                 guaranteed term, you can elect to reinvest in a different
                                                 guaranteed term, begin income phase payments, or withdraw the full amount available at maturity.

                                            THE INCOME PHASE
                                            You may start receiving income phase payments any time after the first year of the contract. Several payment options are available. See
                                            "Income Phase." In general, you may receive payments for a specified period of time or for life; receive payments monthly, quarterly, semi-annually or annually; and select an option that provides a death benefit to beneficiaries.
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                                      4

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                               CONTRACT FACTS

FREE LOOK/RIGHT TO CANCEL: You may cancel the contract within ten days of receipt (or as otherwise provided by state law). See "Right to Cancel."

DEATH BENEFIT: A beneficiary may receive a benefit in the event of your death prior to the income phase. Benefits during the income phase depend upon the payment option selected. See "Death Benefit" and "Income Phase."

WITHDRAWALS: During the accumulation phase, you may withdraw all or part of your account value. Amounts withdrawn may be subject to a market value adjustment, early withdrawal charge, maintenance fee, tax withholding and taxation. See "Market Value Adjustment," "Withdrawals," "Fees" and
"Taxation."

SYSTEMATIC DISTRIBUTION OPTIONS: You may elect to receive regular payments from your account, while retaining the account in the accumulation phase.
See "Systematic Distribution Options."

FEES: Certain fees may be deducted from your account value.  See "Fees."

TAXATION: You will not generally pay taxes on any earnings from the annuity contract described in this prospectus until they are withdrawn. Tax-qualified retirement arrangements (e.g., IRAs) also defer payment of taxes on earnings until they are withdrawn. If you are considering funding a tax-qualified retirement arrangement with an annuity contract, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement.
However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your financial representative.

Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See "Taxation."

MARKET VALUE ADJUSTMENT (MVA): If you withdraw all or part of your account value before a guaranteed term is completed, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of investment, and may be positive or negative. See
"Market Value Adjustment."
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                                      5

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                                            GUARANTEED TERMS AND GUARANTEED INTEREST RATES
                                            -------------------------------------------------------------------------------------
                                            The contract offers fixed interest options called guaranteed terms. On the application or enrollment form, 0you select the guaranteed term(s)
                                            you want to invest in from among the guaranteed terms we offer at that time. Your purchase payment earns interest at the guaranteed interest rate applicable to that guaranteed term.

                                            GUARANTEED TERMS
                                            START DATE. Guaranteed terms always start on the first business day of the month.

                                            LENGTH. Guaranteed terms are offered at our discretion for various lengths of time ranging up to and including twenty years.

                                            MINIMUM PAYMENTS. Your single purchase payment must be at least
                                            $10,000. You may divide your single purchase payment among any of the various guaranteed terms we offer, but you must invest at least $1,000 in any single guaranteed term.

                                            GUARANTEED INTEREST RATES
                                            We state the guaranteed interest rates as an effective annual rate of return. In other words, we credit the interest you earn on your purchase payment at a rate that provides the guaranteed rate of return over a one year period, assuming you make no withdrawals.
                                            Guaranteed interest rates will never be less than the minimum guaranteed interest rate stated in the contract. We reserve the right to offer, from time to time, guaranteed interest rates to prospective investors that are higher than those offered to current contract holders with respect to guaranteed terms of the same duration.

                                            ONE GUARANTEED TERM/MULTIPLE GUARANTEED INTEREST RATES. More than one guaranteed interest rate may be applicable during a guaranteed term greater than one year. For example, a guaranteed term of five years may apply one guaranteed interest rate for the first year, a different guaranteed interest rate for the next two years, and a third guaranteed interest rate for the last two years.

                                            EXAMPLE OF INTEREST CREDITING AT THE GUARANTEED INTEREST RATE. The
                                            example below shows how interest is credited during a guaranteed term.
                                            The hypothetical guaranteed interest rate used in this example is illustrative only and is not intended to predict future
                                            guaranteed interest rates to be offered under the contract. Actual guaranteed interest rates offered may be more or less than those shown. The example assumes no withdrawals of any amount during the entire seven-year guaranteed term illustrated. The example does not reflect any market value adjustment, federal income taxes, possible tax penalties, or deductions of any early withdrawal charge, premium taxes, or maintenance fees. See "Withdrawals," "Market Value
                                            Adjustment," "Fees" and "Taxation."
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                                      6

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EXAMPLE:
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Purchase payment:                             $20,000
Guaranteed term:                              7 years
Guaranteed interest rate:                     6.00% per year

  The guaranteed interest rate is applied in this example by using the formula:
                1 + the guaranteed interest rate = 1.06

Account Value at End of                       Interest Earned at End of
Each Contract Year                            Each Contract Year
------------------                            ------------------
Contract year 1 = $21,200.00                  Interest at end of contract year
($20,000.00 x 1.06)                           1 = $1,200.00
Contract year 2 = $22,472.00                  Interest at end of contract year
($21,200.00 x 1.06)                           2 = $1,272.00
Contract year 3 = $23,820.32                  Interest at end of contract year
($22,472.00 x 1.06)                           3 = $1,348.32
Contract year 4 = $25,249.54                  Interest at end of contract year
($23,820.32 x 1.06)                           4 = $1,429.22
Contract year 5 = $26,764.51                  Interest at end of contract year
($25,249.54 x 1.06)                           5 = $1,514.97
Contract year 6 = $28,370.38                  Interest at end of contract year
($26,764.51 x 1.06)                           6 = $1,605.87
End of guaranteed term = $30,072.61           Interest at end of contract year
($28,370.38 x 1.06)                           7 = $1,702.23

Total interest credited in guaranteed term = $10,072.61 ($30,072.61 - $20,000)
-------------------------------------------------------------------------------

DETERMINATION OF GUARANTEED INTEREST RATES. We will periodically determine the guaranteed interest rates we offer at our sole discretion. We have no specific formula for determining the rate of interest we will declare as future guaranteed interest rates. Our determination of guaranteed interest rates is influenced by, but does not necessarily correspond to, interest rates available on the types of debt instruments in which we intend to invest the amounts attributable to the contract. See "Investments." The Company's management will also consider various factors in determining guaranteed interest rates for a given guaranteed term, including some or all of the following:

- Regulatory and tax requirements;
- Sales commissions;
- Administrative expenses;
- General economic trends; and
- Competitive factors.

THE COMPANY'S MANAGEMENT DETERMINES THE GUARANTEED INTEREST RATES WE WILL OFFER.
WE CANNOT PREDICT NOR GUARANTEE FUTURE LEVELS OF GUARANTEED INTEREST RATES ABOVE
THE CONTRACTUALLY GUARANTEED MINIMUM RATE NOR GUARANTEE WHAT RATES WILL BE
OFFERED IN THE FUTURE.
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                                            YOUR CHOICES AT THE END OF A GUARANTEED TERM
                                            ---------------------------------------------------------------------------------------
                                            At least 18 calendar days prior to the end of a guaranteed term, we will notify you that the guaranteed term is about to end. At the end of a guaranteed term, you can do three things with the amount you have accumulated for that guaranteed term:

                                            - Reinvest all or part of it in another guaranteed term;
                                            - Withdraw all or part of it; or
                                            - Use all or part of it to start your income phase payments.

                                            These choices can also be combined. For example, you can withdraw part of the amount you have accumulated and reinvest the balance or reinvest part and use the balance to start income phase payments. Each of these choices has certain consequences, which you should consider carefully.
                                            See "Withdrawals," "Income Phase" and "Taxation."

                                            REQUESTING YOUR CHOICE. Once you decide what you want to do with your account value for that guaranteed term, you must advise us of your decision by completing an election form. We must receive your completed election form at least five days prior to the end of the guaranteed term to which it applies.

                                            If we do not receive your properly completed election form in time, or you do not submit an election form, your account value at the end of the guaranteed term will be automatically reinvested in the
                                            following manner:

                                            - For a guaranteed term equal to the guaranteed term just ended;
                                            - If no such guaranteed term is available, for the guaranteed term with the next shortest duration; or
                                            - If no such shorter guaranteed term is available, for the guaranteed term with the next longest duration.

                                            Your account value will then earn interest at the guaranteed interest rate applicable to the guaranteed term automatically selected for you.
                                            We will mail a confirmation statement to you the next business day after the completion of the just-ended guaranteed term advising you of the new guaranteed term and guaranteed interest rate.

                                            PURCHASE
                                            -------------------------------------------------------------------------------------
                                            CONTRACT TYPE.  The contract may be purchased as one of the following:

                                            (1)  A nonqualified deferred annuity;
                                            (2)  A rollover to a traditional individual retirement annuity
                                                 (IRA) under Tax Code section  408(b) (limitations apply, see
                                                 "Purchasing a Traditional IRA" in this section); or
                                            (3)  A rollover to a Roth IRA under Tax Code section 408A
                                                 (limitations apply, see "Purchasing a Roth IRA" in this
                                                 section).

                                            HOW TO PURCHASE. To purchase a contract, complete an application or enrollment form and submit it to the Company along with your purchase payment.
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PAYMENT METHODS. The following purchase payment methods are allowed:

- One lump-sum payment; or
- Transfer or rollover from a pre-existing plan or account.

We reserve the right to reject any payments without advance notice.

PAYMENT AMOUNT. The minimum purchase payment is $10,000. We may limit the amount of the maximum purchase payment. All purchase payments over $1,000,000 will be allowed only with our consent. You may not make any additional purchase payments under an existing contract. However, eligible persons may purchase additional contracts at the then prevailing guaranteed interest rates and guaranteed terms.

PURCHASING A TRADITIONAL IRA. To purchase the contract as a traditional IRA, your purchase payment must be a transfer of amounts held in one of the following:

- A traditional individual retirement account under Tax Code section
  408(a);
- A traditional individual retirement annuity under Tax Code section
  408(b); or
- A retirement plan qualified under Tax Code section 401 or 403.

PURCHASING A ROTH IRA. A contract may be purchased as a Roth IRA under Tax Code section 408A, by transferring amounts previously accumulated under another Roth
IRA or from a traditional individual retirement annuity or individual retirement account, provided certain conditions are met. See "Taxation."

ACCEPTANCE OR REJECTION OF APPLICATIONS OR ENROLLMENT FORMS. We must accept or reject your application or enrollment form within two business days of receipt.
If the application or enrollment form is incomplete, we may hold it and any accompanying purchase payment for five days. Payments may be held for longer periods only with your consent, pending acceptance of the application or enrollment form. If the application or enrollment form is accepted, a contract will be issued to you. If the application or enrollment form is rejected, we will return it and any payments to you, without interest.

WHAT HAPPENS TO YOUR PURCHASE PAYMENT? If we accept your application or enrollment form, your purchase payment becomes part of our general assets and is credited to an account established for you. We will confirm the crediting of your purchase payment within five business days of receipt of your properly completed application or enrollment form. You start earning interest on your purchase payment beginning on the effective date of the contract, which is the date your purchase payment is credited. During the period of time between the date your purchase payment is credited and the start of the guaranteed term you selected, your purchase payment earns interest at the guaranteed interest rate applicable to the guaranteed term you selected.

RIGHT TO CANCEL
-------------------------------------------------------------------------------
You may cancel the contract within ten days of receiving it (or as otherwise provided by state law) by returning it to our Service Center along with a written notice of cancellation. We will issue a refund within seven days of our receipt of the contract and written notice of cancellation. The refund will equal the amount of your purchase payment.
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                                            FEES
                                            -------------------------------------------------------------------------------------
                                            The following fees and other deductions may impact your account value:

                                            - Early Withdrawal Charge (see below);
                                            - Maintenance Fee (see below);
                                            - Premium Taxes (see below);
                                            - Market Value Adjustment (see "Market Value Adjustment"); and
                                            - Taxation (see "Taxation").

                                            EARLY WITHDRAWAL CHARGE
                                            Withdrawals of all or a portion of your account value may be subject to a charge.

                                            AMOUNT.  The amount is a percentage of the purchase payment you withdraw.  The percentage will be determined by the early withdrawal charge schedule below.

                                            PURPOSE.  This is a deferred sales charge.  It reimburses some of our sales and administrative expenses associated with the contract.

                                            EARLY WITHDRAWAL CHARGE SCHEDULE:
                                            -------------------------------------------------------------------------------------
                                            Years since purchase payment
                                            credited:                           0      1     2      3     4      5      6     7

                                            Fee as a percentage
                                            of payment withdrawn:               7%     7%    6%     6%    5%     4%     2%    0%
                                            -------------------------------------------------------------------------------------

                                            HOW WE APPLY THE SCHEDULE. For purposes of applying the early withdrawal charge, all time periods are measured from the date your purchase payment is credited, even if you reinvest all or part of your account value in another guaranteed term. Once the early withdrawal charge declines to 0%, it no longer applies, regardless of how long you own the contract.

                                            The early withdrawal charge applies only to withdrawals of your purchase payment. However, for the purposes of this charge, we assume you are withdrawing all or part of your purchase payment first (not your earnings). This assumption is not made for tax purposes. See
                                            "Taxation."

                                            -------------------------------------------------------------------------------------

                                            EXAMPLE. Assume the first guaranteed term you select is for five years.
                                            Further assume that at the end of this five-year guaranteed term, you decide to reinvest your account value for another guaranteed term of four years. Assume you then make a withdrawal (but not a special withdrawal, as described below) during the second year of the new guaranteed term. Because six years have passed since your purchase payment was credited, you would pay a 2% early withdrawal charge, even though you could have withdrawn all or part of your account value at the end of the first five-year guaranteed term without paying an early withdrawal charge. See "Waiver of Charge," below. However, if you make a withdrawal during the third year of the new guaranteed term, or anytime thereafter, you would pay no early withdrawal charge, because seven years would have passed since your purchase payment was credited.
                                            -------------------------------------------------------------------------------------
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SPECIAL WITHDRAWALS. After 12 months from the contract effective date, you may make one withdrawal equal to 10% or less of your account value during any calendar year, valued at the time we receive your withdrawal request in writing, and we will not deduct any early withdrawal charge. This special withdrawal is subject to the following restrictions:

- It applies only to the first withdrawal each calendar year;
- All subsequent withdrawals that calendar year are subject to an early withdrawal charge, even if you did not withdraw the full 10% with your first withdrawal; and
- If your first withdrawal of the calendar year is in excess of 10% of your account value, the excess amount is subject to an early withdrawal charge.

WAIVER OF CHARGE. The early withdrawal charge is waived for amounts that are:

- Withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. (If you reinvest those amounts in another guaranteed term, future withdrawals will be subject to an early withdrawal charge as described above); or
- $2,500 or less, provided that no withdrawal has been made from your account during the prior 12 months; or
- Withdrawn due to your election of a systematic distribution option (see
  "Systematic Distribution Options"); or
- Withdrawn due to an involuntary termination. This may occur if your account value is less than $2,500. See "Other Topics--Involuntary Terminations."

NURSING HOME WAIVER. If approved in your state, you may withdraw all or a portion of your account value without an early withdrawal charge if all of the following conditions are met:

- More than one account year has elapsed since the date your purchase payment was credited;
- The annuitant designated under the contract has spent at least 45 consecutive days in a licensed nursing facility (in New Hampshire, the facility may be non-licensed); and
- The withdrawal is requested within three years of the designated annuitant's admission to a licensed nursing facility (in Oregon there is no three year limitation and in New Hampshire, the facility may be non-licensed).

We will not waive the early withdrawal charge if the annuitant was in a licensed nursing care facility at the time you purchased the contract. The nursing home waiver may not be available in all states.

MARKET VALUE ADJUSTMENT AND TAXATION. Except for withdrawals at the end of a guaranteed term as noted above, and withdrawals under a systematic distribution option, a market value adjustment is applicable to any amounts you withdraw.
Regardless of when or how withdrawals are taken, you may also be required to pay taxes and tax penalties. See "Market Value Adjustment" and "Taxation."

                                                                   continued -
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                                            (Fees, continued)

                                            ANNUAL MAINTENANCE FEE
                                            Currently we do not charge a maintenance fee. However, prior to the time you enter the income phase, an annual maintenance fee may be deducted from your account value on each anniversary of the contract's effective date and if you make a full withdrawal from the contract.
                                            The terms and conditions under which the maintenance fee may be deducted are stated in the contract. A maintenance fee would be used to reimburse us for our administrative expenses relating to establishing and maintaining the contract.

                                            PREMIUM TAXES
                                            MAXIMUM AMOUNT. Some states and municipalities charge a premium tax on annuities.
                                            These taxes currently range from 0% to 4%, depending upon the jurisdiction.


                                            WHEN/HOW. We reserve the right to deduct premium taxes from your account value or from your payment to the account at any time, but not before there is a tax liability under state law. For example, we may deduct premium taxes at the time of a complete withdrawal or we may reflect the cost of premium taxes in our income phase payment rates when you commence income phase payments. If, at your death, your beneficiary elects to receive a lump-sum distribution, a charge may be deducted for any premium taxes paid on your behalf for which we have not been reimbursed. If we deduct premium taxes from your purchase payment, the amount invested in a guaranteed term will be equal to the amount of your purchase payment reduced by any applicable premium tax.

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WITHDRAWALS
-------------------------------------------------------------------------------
You may withdraw all or part of your account value at any time during the accumulation phase. Amounts are withdrawn on a pro rata basis from each of the guaranteed terms under the contract. You may request that we inform you in advance of the amount payable upon a withdrawal.

STEPS FOR MAKING A WITHDRAWAL.
-   Select the withdrawal amount.

1) Full withdrawal: You will receive, reduced by any required withholding tax, your account value, plus or minus any applicable market value adjustment, and minus any applicable early withdrawal charge and annual maintenance fee.
2) Partial Withdrawal (Percentage or Specified Dollar Amount): You will receive, reduced by any required withholding tax, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be adjusted for any applicable early withdrawal charge and any positive or negative market value adjustment, and accordingly, may be more or less than the amount requested.

-   Properly complete a disbursement form and submit it to our Service
    Center.

DELIVERY OF PAYMENT. Payment of withdrawal requests will be made in accordance with the SEC's requirements. Normally, payment will be sent not later than seven days following our receipt of the disbursement form in good order. However, under certain emergency situations, we may defer payment of any withdrawal for a period not exceeding six months from the date we receive your withdrawal request.

TAXES, FEES AND DEDUCTIONS. Amounts withdrawn may be subject to one or more of the following:

-   Early Withdrawal Charge: Withdrawals of all or a portion of your account may be subject to an early withdrawal charge. This is a deferred sales charge that reimburses us for some of the sales and administrative expenses associated with the contract. See "Fees--Early Withdrawal Charge."
-   Annual Maintenance Fee: If you make a full withdrawal from the contract, we may deduct any applicable annual maintenance fee. See "Fees--Annual Maintenance
    Fee."
-   Market Value Adjustment (MVA): The MVA reflects changes in interest rates since the deposit period. The MVA may be positive or negative. If you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and the amount withdrawn will be adjusted for any applicable positive or negative MVA. See "Market Value Adjustment."
-   Tax Penalty: If you make a withdrawal before you attain age 59 1/2, the amount withdrawn may be subject to a 10% penalty tax. See "Taxation."
-   Tax Withholding: Amounts withdrawn may be subject to withholding for federal income taxes. See "Taxation."

All applicable fees and deductions are deducted from the amount of your withdrawal in accordance with the terms of the contract. Any market value adjustment applicable to your withdrawal, taxes, fees and deductions may either increase or decrease the amount paid to you. To determine which may apply, refer to the appropriate sections of this prospectus, contact your sales representative or call our Service Center at the number listed in "Contract
Overview."
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                                            SYSTEMATIC DISTRIBUTION OPTIONS
                                            -------------------------------------------------------------------------------------
                                            FEATURES OF A SYSTEMATIC DISTRIBUTION OPTION
                                            A systematic distribution option allows you to receive regular payments from the contract without moving into the income phase. By remaining in the accumulation phase, certain rights and flexibility not available during the income phase are retained.

                                            The following systematic distribution options may be available:

                                            - SWO--SYSTEMATIC WITHDRAWAL OPTION. SWO is a series of automatic partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining investment flexibility for amounts accumulated under the contract.

                                              SWO allows you to withdraw either a specified amount or a specified percentage of the contract's value, or to withdraw amounts over a specified time period that you determine, within certain limits described in the contract. SWO payments can be made on a monthly or quarterly basis, and the amount of each payment is determined by dividing the designated annual amount by the number of payments due each calendar year. SWO payments are withdrawn pro rata from each of the guaranteed terms under the contract.

                                              Under a contract purchased as a traditional IRA, if the SWO payment for any year is less than the minimum required distribution under the Tax Code, the SWO payment will be increased to an amount equal to the minimum distribution amount.

                                              If you participate in SWO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See "Withdrawals--Special Withdrawals."

                                            - ECO--ESTATE CONSERVATION OPTION. ECO offers the same investment flexibility as SWO, but is designed for those who want to receive only the minimum distribution the Tax
                                              Code requires each year.

                                              Under ECO, we calculate the minimum distribution amount required by law, and pay you that amount once a year. ECO is not available under nonqualified contracts or under
                                              Roth IRA contracts. ECO payments are withdrawn pro rata from each of the guaranteed terms under the contract. We will, upon request, inform you in advance of the amount payable under ECO.

                                              If you participate in ECO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See "Withdrawals--Special Withdrawals."

                                            - OTHER SYSTEMATIC DISTRIBUTION OPTIONS. We may add additional systematic distribution options from time to time. You may obtain additional information relating to any of the systematic distribution options from your sales representative or from our
                                              Service Center.

                                            AVAILABILITY. If allowed by applicable law, we reserve the right to discontinue the availability of one or all of the systematic distribution options for new elections at any time and to change the terms of future elections.

                                            ELIGIBILITY. To exercise one of these options you must meet certain age criteria and your account value must meet certain minimum requirements. To determine if you meet the age and account value criteria and to assess terms and conditions that may apply, contact your sales representative or our Service Center.
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TERMINATION. You may revoke a systematic distribution option at any time by submitting a written request to our Service Center. However, once cancelled, you or your spousal beneficiary may not elect SWO again. In addition, once cancelled, ECO may not be elected again until 36 months have elapsed.

DEDUCTIONS AND TAXATION. When you elect a systematic distribution option, your account value remains in the accumulation phase and subject to the applicable charges and deductions described in "Fees." However, we will not apply an early withdrawal charge or market value adjustment to any part of your account value paid under SWO or ECO. Taking a withdrawal through a systematic distribution option may have tax consequences. If you are concerned about tax implications consult a tax adviser before one of these options is elected. See "Taxation."

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                                            MARKET VALUE ADJUSTMENT (MVA)
                                            -------------------------------------------------------------------------------------
                                            PURPOSE OF THE MVA. If you make an early withdrawal from the contract, we may need to liquidate certain assets or use existing cash flow that would otherwise be available to invest at current interest rates.
                                            The assets we may liquidate to provide your withdrawal amount may be sold at a profit or a loss, depending upon market conditions. To lessen this impact, certain withdrawals are subject to an MVA.

                                            WHAT IS AN MVA? In certain situations described below,
                                            including when you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and either add or deduct that value from the amount withdrawn. The calculation we use to determine the MVA reflects the change in the value of your investment due to changes in interest rates since the start of the guaranteed term under the contract. When these interest rates increase, the value of the investment decreases, and the MVA amount may be negative and cause a deduction from your withdrawal amount. Conversely, when these interest rates decrease, the value of the investment increases, and the
                                            MVA amount may be positive and cause an increase in your withdrawal amount.

                                            CALCULATION OF THE MVA. For a further explanation of how the MVA is calculated, see Appendix I.

                                            WHEN DOES AN MVA APPLY? An MVA may apply when:
                                            - You request a withdrawal before the end of a guaranteed term. In this case the withdrawal amount may be increased or decreased by the application of the MVA.
                                            - You initiate income phase payments before the end of your guaranteed term. In this case an MVA may be applied to any amounts used to start income phase payments.
                                              While either a positive or negative MVA may apply to amounts used to start a nonlifetime payment option, only a positive MVA will apply to amounts used to start a lifetime payment option. See "Income Phase."
                                            - We terminate the contract because your account value is less than $2,500.
                                            - You cancel the contract.
                                            - A death benefit is paid upon the death of the annuitant, more than six months after the annuitant's death. See "Death Benefit."
                                            - A death benefit is paid upon the death of a person other than the annuitant.

                                            WHEN DOES AN MVA NOT APPLY? An MVA will not be applied to:
                                            - Withdrawals under the Systematic Withdrawal Option or Estate Conservation Option as
                                              described in "Systematic Distribution Options."
                                            - A death benefit payable upon death of an annuitant, if paid within six months of the annuitant's death. See "Death Benefit."
                                            - Amounts withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. The MVA, however, remains applicable to any amount you reinvest for another guaranteed term.
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DEATH BENEFIT
-----------------------------------------------------------------------------------------

DURING THE ACCUMULATION PHASE                                                                  This section provides information
WHO RECEIVES THE BENEFIT? If you or the annuitant die during the accumulation                  about the death benefit during the
phase, a death benefit will be paid to your beneficiary in accordance with the                 accumulation phase. For death
terms of the contract subject to the following:                                                benefit information applicable to
- Upon the death of a joint contract holder, the surviving joint contract holder will          the income phase, see "Income
  be deemed the designated beneficiary, and any other beneficiary on record will be            Phase."
  treated as the beneficiary at the death of the surviving joint contract holder.
- If you are not a natural person, the death benefit will be payable at the death of the       ANNUITANT:  The person(s) on
  annuitant designated under the contract or upon any change of the annuitant.                 whose life expectancy we
- If you die and no beneficiary exists, the death benefit will be paid in a lump               calculate the income phase
  sum to your estate.                                                                          payments.

DESIGNATING A BENEFICIARY(IES). You may designate a beneficiary on your application or enrollment form, or by providing a written request in good order to our Service Center.

CALCULATION OF THE BENEFIT. The death benefit is calculated as of the date proof of death and the beneficiary's right to receive the death benefit are received in good order at our Service Center. The amount of the death benefit is determined as follows:
- If the death benefit is paid within six months of the death of the annuitant, the amount equals your account value.
- If the death benefit is paid more than six months after the date of death of the annuitant, or if paid upon your death and you are not the annuitant, it equals your account value as adjusted by any applicable market value adjustment.
- If you are not the annuitant, the death benefit payable may be subject to an early withdrawal charge.

BENEFIT PAYMENT OPTIONS. If you are the annuitant and you die before income phase payments begin, or if you are not a natural person and the annuitant dies before income phase payments begin, any beneficiary under the contract who is an individual has several options for receiving payment of the death benefit. The death benefit may be paid:
- In one lump-sum payment;
- In accordance with any of the available income phase payment options (see
  "Income Phase--Payment Options"); or
- In certain circumstances, your beneficiary, spousal beneficiary or joint contract holder may have the option to continue the contract rather than receive the death benefit.

TAXATION. The Tax Code requires distribution of death benefit proceeds within a certain period of time. Failure to begin receiving death benefit payments within those time periods can result in tax penalties. Regardless of the method of payment, death benefit proceeds will generally be taxed to the beneficiary in the same manner as if you had received those payments. See "Taxation" for additional information.

CHANGE OF BENEFICIARY. You may change the beneficiary previously designated at any time by submitting notice in writing to our Service Center. The change will not be effective until we receive and record it.
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                                            INCOME PHASE
                                            -------------------------------------------------------------------------------------

We may have used the following              During the income phase you receive payments from your accumulated
terms in prior prospectuses:                account value. You may apply all or a portion of your account value to provide these payments. Income phase payments are made to you or you can,
ANNUITY PHASE--Income Phase                 subject to availability, request that payments be deposited directly to your bank account. After your death, we will send your designated beneficiary
ANNUITY OPTION--Payment Option              any income phase payments still due.  You may be required to pay taxes on all or a portion of the income phase payments you receive. See "Taxation."


ANNUITY PAYMENT--Income                     PARTIAL ENTRY INTO THE INCOME PHASE. You may elect a payment option for a portion of
Phase Payment                               your account value, while leaving the remaining portion in a guaranteed term(s).
                                            Whether the Tax Code considers such payments taxable as annuity payments or as
ANNUITIZATION--Initiating Income            withdrawals is currently unclear; therefore, you should consult with a qualified
Phase Payments                              tax adviser before electing this option.

                                            INITIATING INCOME PHASE PAYMENTS. At least 30 days prior to the date you want to start receiving income phase payments, you must notify us in writing of the following:
                                            - Start date;
                                            - Payment option (see the payment options table in this section); and
                                            - Payment frequency (i.e., monthly, quarterly, semi-annually or annually).

                                            The account will continue in the accumulation phase until you properly initiate income phase payments. You may change your payment option election up to 30 days before income phase payments begin. Once you elect for income phase payments to begin, you may not elect a different payment option or elect to receive a lump-sum payment.

                                            WHAT AFFECTS PAYMENT AMOUNTS? Some of the factors that may affect payment amounts include your age, your gender, your account value, the payment option selected and number of guaranteed payments (if any)
                                            selected.

                                            MINIMUM PAYMENT AMOUNTS. The payment option you select must result in one or both of the following:
                                            - A first payment of at least $50; or
                                            - Total yearly payments of at least $250.

                                            If your account value is too low to meet these minimum payment amounts, you must elect a lump-sum payment. We reserve the right to increase the minimum payment amount based upon increases in the Consumer Price
                                            Index--Urban.

                                            PAYMENT START DATE. Income phase payments may start any time after the first year of the contract, and will start the later of the annuitant's 85th birthday or the tenth anniversary of your purchase payment, unless you elect otherwise.

                                            Regardless of your income phase payment start date, your income phase payments will not begin until you have selected an income phase payment option. Failure to select a payment option by your payment start date, or postponement of the start date past the later of the annuitant's 85th birthday or the tenth anniversary of your purchase payment, may have adverse tax consequences. You should consult with a qualified tax adviser if you are considering either of these courses of action.
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PAYMENT LENGTH. If you choose a lifetime income phase payment option with guaranteed payments, the age of the annuitant plus the number of years for which payments are guaranteed must not exceed 95 at the time payments begin.
Additionally, federal income tax requirements currently applicable to traditional IRAs provide that the period of years guaranteed may not be greater than the joint life expectancies of the payee and his or her designated beneficiary.

CHARGES DEDUCTED. No early withdrawal charge will be applied to amounts used to start income phase payments, although a market value adjustment may be applicable.

MARKET VALUE ADJUSTMENT. If your income phase payments start before the end of your guaranteed term, a market value adjustment will be applied to any amounts used to start income phase payments. If you select a lifetime payment option, only a positive market value adjustment will be applied. See "Market Value
Adjustment."

DEATH BENEFIT DURING THE INCOME PHASE. Upon the death of either the annuitant or the surviving joint annuitant, the amount payable, if any, to your beneficiary depends on the payment option currently in force. Any amounts payable must be paid at least as rapidly as under the method of distribution in effect at the annuitant's death. If you die and you are not the annuitant, any remaining payments will continue to be made to your beneficiary at least as rapidly as under the method of distribution in effect at your death.

TAXATION. To avoid certain tax penalties, you or your beneficiary must meet the distribution rules imposed by the Tax Code. See "Taxation."

                                                                    continued -
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                                            (Income phase, continued)

                                            INCOME PHASE PAYMENT OPTIONS
                                            The following table lists the income phase payment options and accompanying death benefits that may be available during the income phase. We may offer additional payment options under the contract from time to time.

                                            TERMS USED IN THE TABLES:
                                            ANNUITANT:  The person(s) on whose life expectancy the income phase payments are calculated.

                                            BENEFICIARY:  The person designated to receive the death benefit payable under the contract.

---------------------------------------------------------------------------------------------------------------------------------
                                       LIFETIME INCOME PHASE PAYMENT OPTIONS
-------------------------------------- ------------------------------------------------------------------------------------------
                                       LENGTH OF PAYMENTS: For as long as the annuitant lives. It is possible only one payment will be made should the annuitant die prior to the second payment's due date.

Life Income                            DEATH BENEFIT--NONE: All payments end upon the annuitant's death.
-------------------------------------- ------------------------------------------------------------------------------------------
-------------------------------------- ------------------------------------------------------------------------------------------
                                       LENGTH OF PAYMENTS: For as long as the annuitant lives, with payments guaranteed for your choice of 5, 10, 15, or 20s, or other periods specified in the contract.
Life Income--
Guaranteed                             DEATH BENEFIT: If the annuitant dies before we have made all the guaranteed payments,
Payments                               payments will continue to the beneficiary.
-------------------------------------- ------------------------------------------------------------------------------------------
                                       LENGTH OF PAYMENTS: For as long as either annuitant lives. It is possible only one payment will be made should both the annuitant and joint annuitant die before the second payment's due date.

Life Income--                          CONTINUING PAYMENTS: When you select this option, you will also choose either: (A)
Two Lives                              100%, 662/3%, or 50% of the payment to continue to the surviving annuitant after the first death; or (B) 100% of the payment to continue to the first annuitant on the second annuitant's death, and 50% of the payment to continue to the second annuitant on the first annuitant's death.

                                       DEATH BENEFIT--NONE:  Payments cease upon the death of both annuitants.
-------------------------------------- ------------------------------------------------------------------------------------------
                                       LENGTH OF PAYMENTS: For as long as either annuitant lives, with payments guaranteed for a minimum of 120 months, or other periods specified in the contract.
Life Income--
Two Lives--                            CONTINUING PAYMENTS: 100% of the payment will continue to the surviving annuitant after
Guaranteed                             the first death.
Payments
                                       DEATH BENEFIT: If both annuitants die before the guaranteed payments have all been paid, payments will continue to the beneficiary.
---------------------------------------------------------------------------------------------------------------------------------
                                       NONLIFETIME INCOME PHASE PAYMENT OPTION
---------------------------------------------------------------------------------------------------------------------------------
                                       LENGTH OF PAYMENTS: Payments will  continue for your choice of 10 through 30
Nonlifetime--                          years (or other periods specified in the contract).
Guaranteed
Payments                               DEATH BENEFIT: If the annuitant dies before we make all the guaranteed payments, payment will continue to the beneficiary.
---------------------------------------------------------------------------------------------------------------------------------
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INVESTMENTS
-------------------------------------------------------------------------------
SEPARATE ACCOUNT. Payments received under the contract and allocated to guaranteed terms will be deposited to, and accounted for, in a nonunitized separate account that we established under Florida law. Prior to January 5,
2000, amounts allocated to guaranteed terms were deposited to, and accounted for, in a nonunitized separate account that we had established under Connecticut law. A nonunitized separate account is a separate account in which you do not participate in the performance of the assets through unit values or any other interest.

Persons allocating amounts to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in the separate account. The assets accrue solely to our benefit and we bear the entire risk of investment gain or loss. All of our obligations due to allocations to the nonunitized separate account are contractual guarantees we have made and are accounted for in the separate account. All of our general assets are available to meet the guarantees under the contracts. However, to the extent provided for in the applicable contracts, assets of the nonunitized separate account are not chargeable with liabilities arising out of any other business we conduct.
Income, gains or losses of the separate account are credited to or charged against the assets of the separate account without regard to other income, gains or losses of the Company.

SETTING GUARANTEED INTEREST RATES. We do not have any specific formula for setting guaranteed interest rates for the guaranteed terms. We expect the guaranteed interest rates to be influenced by, but not necessarily correspond to, yields on fixed income securities we acquire with amounts allocated to the guaranteed terms when the guaranteed interest rates are set.

TYPES OF INVESTMENTS. Our assets will be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, and certain other investments.

We intend to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of the liabilities. Various immunization techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. We will primarily invest in investment-grade fixed income securities including:

- Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United
     States Government;
- Debt securities that are rated, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or
     Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating organizations;

                                                                    continued -
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                                            (Investments, continued)

                                            - Other debt instruments including those issued or guaranteed by banks or bank holding companies and of corporations, which although not rated by Moody's, Standard
                                              & Poor's, or other nationally recognized rating organizations, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above; and
                                            - Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated
                                              above.

                                            In addition, we may invest in futures and options. We purchase financial futures and related options and options on securities solely for nonspeculative hedging purposes. In the event securities prices are anticipated to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account.
                                            Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or we may purchase options on securities.

                                            WHILE THIS SECTION GENERALLY DESCRIBES OUR INVESTMENT STRATEGY,
                                            WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT
                                            ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED
                                            BY FLORIDA AND OTHER STATE INSURANCE LAWS. ADDITIONALLY, THE GUARANTEED
                                            INTEREST RATES WE ESTABLISH NEED NOT RELATE TO THE INVESTMENT PERFORMANCE
                                            WE EXPERIENCE.
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TAXATION
-----------------------------------------------------------------------------------------
INTRODUCTION                                                                                   IN THIS SECTION
                                                                                               -   Introduction
                                                                                               -   The Contract
This section discusses our understanding of current federal income tax laws affecting          -   Taxation of Withdrawals
the contract. You should keep the following in mind when reading it:                               and Other Distributions
                                                                                               -   10% Penalty Tax
-   Your tax position (or the tax position of the beneficiary, as applicable)                  -   Withholding for Federal
     determines federal taxation of amounts held or paid out under the contract.                   Income Tax Liability
-   Tax laws change. It is possible a future change could affect contracts issued              -   Minimum Distribution
     in the past.                                                                                  Requirements
-   This section addresses federal income tax rules and does not discuss federal               -   More Rules Specific to
     estate and gift tax implications, state and local taxes or any other tax                      IRAs
     provisions.                                                                               -   More Rules Specific to
-   We do not make any guarantee about the tax treatment of the contract or                        Nonqualified Contract
     transactions involving the contract.                                                      -   Taxation of the Company
-----------------------------------------------------------------------------------------
We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser.
-----------------------------------------------------------------------------------------

TAXATION OF GAINS PRIOR TO DISTRIBUTION. You will not generally pay taxes on any earnings from the annuity contract described in this prospectus until they are withdrawn. Tax-qualified retirement arrangements under Tax Code sections 408(b)
and 408A also generally defer payment of taxes on earnings until they are withdrawn. (See "Taxation of Withdrawals and Other Distributions" later in this
"Taxation" section for a discussion of how distributions under the various types of plans are taxed.) If you are considering funding one of these tax-qualified
retirement arrangements with an annuity contract, you should know that the                      When consulting a tax adviser, be
annuity contract does not provide any additional tax deferral of earnings beyond                certain he or she has expertise in
the tax deferral provided by the tax-qualified retirement arrangement. However,                 the Tax Code sectionsapplicable
annuities do provide other features and benefits which may be valuable to you.                  to your tax concerns.
You should discuss your alternatives with your financial representative.

THE CONTRACT
The contract is designed for use on a non-tax-qualified basis as a nonqualified contract, or with certain retirement arrangements that qualify under Tax Code sections 408(b) or 408A.

The tax rules vary according to whether the contract is a nonqualified contract or used with a retirement arrangement. If used with a retirement arrangement, you need to know the Tax Code section under which your arrangement qualifies.
Contact your sales representative or our Service Center to learn which Tax Code section applies to your arrangement.

Contract holders are responsible for determining that contributions, distributions and other transactions satisfy applicable laws. Legal counsel and a tax adviser should be consulted regarding the suitability of the contract.

                                                                   continued -
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                                            (Taxation, continued)

                                            TAXATION OF WITHDRAWALS AND OTHER DISTRIBUTIONS
                                            Certain tax rules apply to distributions from the contract. A distribution is any amount taken from the contract including withdrawals, income payments, rollovers, exchanges and death benefit proceeds. We report the taxable portion of all distributions to the IRS.

                                            NONQUALIFIED CONTRACTS. A full withdrawal of a nonqualified contract is taxable to the extent the amount received exceeds the investment in the contract. A partial withdrawal is taxable to the extent the account value immediately before the withdrawal exceeds the investment in the contract. In other words, a partial withdrawal is treated first as a withdrawal of taxable earnings.

                                            For income phase payments, a portion of each payment that represents the investment in the contract is not taxable. An exclusion ratio is calculated to determine the nontaxable portion.

                                            For fixed income phase payments, in general, there is no tax on the portion of each payment which represents the same ratio that the investment in the contract bears to the total dollar amount of the expected payments as defined in Tax Code section 72(c). The entire income phase payment will be taxable once the recipient has recovered the investment in the contract.

                                            All deferred nonqualified annuity contracts that are issued by the
                                            Company (or its affiliates) to the same contract holder during any calendar year are treated as one annuity contract for purposes of determining the amount includible in gross income under Tax Code section
                                            72(e). In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of Tax Code section 72(e)
                                            through the serial purchase of annuity contracts or otherwise.

                                            408(B) IRA. All distributions from a 408(b) traditional individual retirement annuity
                                            (IRA) are taxed as received unless one of the following applies:
                                            - The distribution is rolled over to another traditional IRA or, if the IRA contains only amounts previously rolled over from a 401(a), 401(k), or 403(b) plan, to another plan of the same type.
                                            - You made after-tax contributions to the plan. In this case, the distribution will be taxed according to rules detailed in the Tax Code.

                                            408A ROTH IRA. A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a
                                            distribution that meets both of the following requirements:
                                            - Made after the five-taxable year period beginning with the first taxable year for which a contribution was made; and
                                            - Made after you attain age 59-1/2, die, become permanently and totally disabled, or for a qualified first-time home purchase.

                                            If a distribution is not qualified, the accumulated earnings are taxable. A partial distribution will first be treated as a return of contributions, which is not taxable.

TAXATION OF DEATH BENEFIT PROCEEDS. In general, payments received by your beneficiaries after your death are taxed in the same manner as if you had received those payments.

10% PENALTY TAX
Under certain circumstances, the Tax Code may impose a 10% penalty tax on the taxable portion of any distribution from a nonqualified contract or from a contract used with a 408A Roth IRA or 408(b) traditional IRA.

NONQUALIFIED CONTRACT. The 10% penalty tax applies to the taxable portion of a distribution from a nonqualified annuity unless one or more of the following have occurred:
-   The taxpayer has attained age 59 1/2;
-   The taxpayer has become disabled within the meaning of the Tax Code;
- The contract holder has died; - The distribution is made in substantially equal periodic payments (at least annually) over the life or life expectancy of the taxpayer or the joint lives or joint life expectancies of the taxpayer and beneficiary; or
- The distribution is allocable to investment in the contract before August 14, 1982.

408(B) TRADITIONAL IRA AND 408A ROTH IRA. The 10% penalty tax applies to the taxable portion of a distribution from a 408(b) or 408A IRA, unless one or more of the following have occurred:
-   You have attained age 59 1/2;
-   You have become disabled within the meaning of the Tax Code;
-   You have died;
-   The distribution is rolled over in accordance with the Tax Code;
-   The distribution is made in substantially equal periodic payments
    (at least annually) over your life or life expectancy or the joint lives or joint life expectancies of you and your beneficiary;
- The distribution is equal to unreimbursed medical expenses that qualify for deduction as specified in the Tax Code;
- The distribution is used to pay for health insurance premiums for certain unemployed individuals;
- The amount is withdrawn for a first-time home purchase; or - The amount withdrawn is for higher education expenses.

These exceptions also apply to a distribution from a Roth IRA that is not a qualified distribution or a rollover to a Roth IRA that is not a qualified rollover contribution.

WITHHOLDING FOR FEDERAL INCOME TAX LIABILITY
Any distributions under the contract are generally subject to withholding.
Federal income tax liability rates vary according to the type of distribution and the recipient's tax status:
- Nonqualified Contracts, 408(b) and 408A IRAs. Generally, you or a beneficiary may elect not to have tax withheld from distributions.

                                                                  continued -

                                    25

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


                               (Taxation, continued)

                               - Non-resident Aliens. If you or your beneficiary are a
                                 non-resident alien, then any withholding is governed by Tax
                                 Code section 1441 based on the individual's citizenship, the country of domicile and treaty status.

                               MINIMUM DISTRIBUTION REQUIREMENTS
                               If your contract is a 408(b) traditional IRA, to avoid certain tax penalties, you and any beneficiary must meet the minimum distribution requirements imposed by the Tax Code. The requirements do not apply to nonqualified contracts or Roth IRA contracts, except with regard to death benefits. These rules may dictate one or more of the following:
                               - Start date for distributions;
                               - The time period in which all amounts in your account(s) must be distributed; and - Distribution amounts.

                               START DATE. If your contract is a 408(b) IRA, generally you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

                               TIME PERIOD. We must pay out distributions from 408(b) IRA contracts over a period not longer than one of the following time periods:
                               - Over your life or the joint lives of you and your beneficiary; or
                               - Over a period not greater than your life expectancy or the joint life expectancies of you and your beneficiary.

                               50% EXCISE TAX.  If you fail to receive the minimum required distribution for any tax year from a 408(b) IRA, a 50% excise tax is imposed on the required amount that was not distributed.

                               MINIMUM DISTRIBUTION OF DEATH BENEFIT PROCEEDS (EXCEPT NONQUALIFIED CONTRACTS).
                               The following applies to 408(b) and 408A IRAs. Different distribution requirements apply if your death occurs:
                               - After you begin receiving minimum distributions under the contract; or
                               - Before you begin receiving such distributions.

                               If your death occurs after you begin receiving minimum distributions under the contract, distributions must be made at least as rapidly as under the method in effect at the time of your death. Tax Code section
                               401(a)(9) provides specific rules for calculating the minimum required distributions at your death. The rules differ, dependent upon both of the following:

                               - Whether your minimum required distribution was calculated each year based on your single life expectancy or the joint life expectancies of you and your beneficiary; and
                               - Whether life expectancy was recalculated.

                               THE RULES ARE COMPLEX AND ANY  BENEFICIARY SHOULD CONSULT WITH A
                               TAX ADVISER BEFORE ELECTING THE METHOD OF CALCULATION TO SATISFY THE
                               MINIMUM DISTRIBUTION REQUIREMENTS. THE RULES ARE SUBJECT TO CHANGE AS
                               A RESULT OF NEW REGULATIONS PROPOSED BY THE INTERNAL REVENUE SERVICE
                               ON JANUARY 17, 2001.

                               If your death occurs before you begin receiving minimum
                               distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on

September 1, 2001, your entire balance must be distributed to the beneficiary by December 31, 2006. However, if the distribution begins by December 31 of the calendar year following the calendar year of your death, then payments may be made in either of the following time-frames:
-   Over the life of the beneficiary; or
-   Over a period not extending beyond the life expectancy of the beneficiary.

START DATES FOR SPOUSAL BENEFICIARIES. If the beneficiary is your spouse, the distribution must begin on or before the later of the following:
-   December 31 of the calendar year following the calendar year of your death;
    or
- December 31 of the calendar year in which you would have attained age 70 1/2.

SPECIAL RULE FOR IRA SPOUSAL BENEFICIARIES. In lieu of taking a distribution under these rules, a spousal beneficiary may elect to treat the account as his or her own IRA and defer taking a distribution until he or she reaches age 70 1/2. The surviving spouse is deemed to have made such an election if the surviving spouse makes a rollover to or from the account or fails to take a distribution within the required time period.

MINIMUM DISTRIBUTION OF DEATH BENEFIT PROCEEDS (NONQUALIFIED CONTRACTS) DEATH OF CONTRACT HOLDER. The following requirements apply to nonqualified contracts at the death of the contract holder. Different distribution requirements apply if you are the contract holder and your death occurs:

- After you begin receiving income phase payments under the contract; or
- Before you begin receiving such distributions.

If your death occurs after you begin receiving income phase payments, distribution must be made at least as rapidly as under the method in effect at the time of your death.

If your death occurs before you begin receiving income phase payments, your entire balance must be distributed within five years after the date of your death. For example, if you die on September 1, 2001, your entire balance must be distributed by August 31, 2005. However, if the distribution begins within one year of your death, then payments may be made in one of the following time-frames:

-   Over the life of the beneficiary; or
-   Over a period not extending beyond the life expectancy of the beneficiary.

SPOUSAL BENEFICIARIES. If the beneficiary is your spouse, the account may be continued with the surviving spouse as the new contract holder.

DEATH OF ANNUITANT. If the contract holder is a non-natural person and the annuitant dies, the same rules apply as outlined above for death of the contract holder. If the contract holder is a natural person but not the annuitant and the annuitant dies, the beneficiary must elect an income phase payment option within 60 days of the date of death, or any gain under the contract will be includible in the beneficiary's income in the year the annuitant dies.

MORE RULES SPECIFIC TO IRAS
Tax Code section 408(b) permits eligible individuals to contribute to an IRA on a pre-tax (deductible) basis. Employers may establish Simplified Employee Pension (SEP)

                                                                     continued -


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

                              (Taxation, continued)

                              plans and contribute to a traditional IRA owned by the
                              employee. Tax Code section 408A permits eligible individuals to contribute to a Roth IRA on an after-tax (nondeductible) basis.

                              ASSIGNMENT OR TRANSFER OF CONTRACTS.
                              Adverse tax consequences may result if you assign or transfer your interest in the contract to persons other than your spouse incident to a divorce.

                              ELIGIBILITY. Eligibility to contribute to a traditional 408(b)
                              IRA on a pre-tax basis or to establish a Roth IRA or to rollover or transfer from a traditional 408(b) IRA to a Roth IRA depends on your adjusted gross income.

                              ROLLOVERS AND TRANSFERS. Rollovers and direct transfers are permitted from a 401, 403(a) or a 403(b) arrangement to a traditional 408(b)
                              IRA. Distributions from these arrangements are not permitted to be transferred or rolled over to a Roth IRA. A Roth IRA can accept transfers/rollovers only from a traditional 408(b) IRA, subject to ordinary income tax, or from another Roth IRA.

                              MORE RULES SPECIFIC TO NONQUALIFIED CONTRACTS
                              IN GENERAL. Tax Code section 72 governs taxation of annuities in general. A contract holder under a nonqualified contract who is a natural person generally is not taxed on increases in the account value until distribution occurs by withdrawing all or part of such account value. The taxable portion of a distribution is taxable as ordinary income.

                              NON-NATURAL CONTRACT HOLDERS OF A NONQUALIFIED CONTRACT. If the
                              contract holder is not a natural person, a nonqualified contract generally is not treated as an annuity for income tax purposes and the income on the contract for the taxable year is currently taxable as ordinary income. Income on the contract is any increase over the year in the full withdrawal value, adjusted for purchase payments made during the year, amounts previously distributed and amounts previously included in income. There are some exceptions to the rule and a non-natural person should consult with its tax adviser prior to purchasing this contract. A non-natural person exempt from federal income taxes should consult with its tax adviser regarding treatment of income on the contract for purposes of the unrelated business income tax. When the contract holder is not a natural person, a change in annuitant is treated as the death of the contract holder.

                              TRANSFERS, ASSIGNMENTS OR EXCHANGES OF A NONQUALIFIED CONTRACT. A
                              transfer of ownership of a nonqualified contract, the
                              designation of an annuitant, payee or other beneficiary who is not also the contract holder, the selection of certain annuity dates, or the exchange of a contract may result in certain tax consequences. The assignment, pledge, or agreement to assign or pledge any portion of the account value generally will be treated as a distribution. Anyone contemplating any such designation, transfer, assignment, selection, or exchange should contact a tax adviser regarding the potential tax effects of such a transaction.

                              TAXATION OF THE COMPANY
                              We are taxed as a life insurance company under the Tax Code. We own all assets supporting the obligations of the contracts. Any income earned on these assets is considered income to the Company.



OTHER TOPICS
--------------------------------------------------------------------------------
CONTRACT DISTRIBUTION

The Company's broker-dealer affiliate, Aetna Investment Services, LLC (AIS), serves as the principal underwriter for the securities sold under this prospectus. AIS, a Delaware limited liability company, is registered as a broker-dealer with the SEC. AIS is also a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation.
AIS' principal office is located at 151 Farmington Avenue, Hartford, Connecticut 06156.

As principal underwriter, AIS may enter into arrangements with one or more registered broker-dealers to offer and sell the contracts described in this prospectus. We call these entities "distributors." All individuals offering and selling the contracts must be registered representatives of a broker-dealer and must be licensed as insurance agents to sell variable annuity contracts.

COMMISSION PAYMENTS. Persons who offer and sell the contracts may be paid a commission. The maximum percentage amount paid with respect to a given purchase payment is 6% of the payment to an account. Asset-based service fees may also be paid. Asset-based service fees will not exceed 11/4%of the assets held under a contract. Some sales personnel may receive various types of non-cash compensation as special sales incentives, including trips and educational and/or business seminars. However, any such compensation will be paid in accordance with NASD rules. The distributor may be reimbursed for certain expenses. The name of the distributor and the registered representative responsible for your account are stated in your application.
Commissions and sales related expenses are paid by us or our affiliates and these are not deducted from payments to your account.

Independent third party broker-dealers who will act as wholesalers by assisting us in finding broker-dealers interested in acting as distributors of the contracts may also be contracted. These wholesalers may also provide training, marketing and other sales related functions for us and for the distributors and may provide certain administrative services to us in connection with the contracts. Such wholesalers compensation may be paid based on purchase payments for the contracts purchased through distributors selected by the wholesaler.
Third parties may also be designated to provide services in connection with the contracts, such as reviewing applications for completeness and compliance with insurance requirements and providing the distributors with approved marketing material, prospectuses or other supplies. These parties will also receive payments based on purchase payments for their services, to the extent applicable securities laws and NASD rules allow such payments. All costs and expenses related to these services will be paid by us or our affiliates.

CONTRACT MODIFICATION
Only an authorized officer of the Company may change the terms of the contract.
We may change the contract as required by federal or state law. In addition, we may, upon 30 days' written notice to the contract holder, make other changes to group contracts that would apply only to individuals who become participants under that contract after the effective date of such changes. If the group contract holder does not agree to a change, we reserve the right to refuse to establish new accounts under the contract.


                                   29

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

                           Certain changes will require the approval of appropriate state or federal regulatory authorities.

                           TRANSFER OF OWNERSHIP; ASSIGNMENT
                           Your rights under a nonqualifiedcontract may be assigned or transferred. An assignment of a contract will only be binding on us if it is made in writing and sent to and accepted by us at our Service
                           Center. We will use reasonable procedures to confirm the assignment is authentic, including verification of signature. If we fail to follow our own procedures, we will be liable for any losses to you directly resulting from the failure. Otherwise, we are not responsible for the validity of any assignment. The rights of the contract holder and the interest of the annuitant and any beneficiary will be subject to the rights of any assignee we have on our records. We reserve the right not to accept any assignment or transfer to a non-natural person.
                           In some cases, an assignment may have adverse tax consequences. You should consult a tax adviser.

                           INVOLUNTARY TERMINATIONS
                           We reserve the right to terminate any account with a value of $2,500 or less immediately following a partial withdrawal. However, an IRA may only be closed out when payments to the contract have not been received for a 24-month period and the paid-up annuity benefit at maturity would be less than $20 per month. If such right is exercised, you will be given 90 days' advance written notice. No early withdrawal charge will be deducted for involuntary terminations. We do not intend to exercise this right in cases where the account value is reduced to $2,500 or less solely due to investment performance.

                           LEGAL MATTERS AND PROCEEDINGS
                           The validity of the securities offered by this prospectus has been passed upon by Counsel to the Company.





                           EXPERTS
                           We have incorporated by reference into Post Effective Amendment No. 9 to the Registration Statement of which this prospectus is a part and/or into this prospectus.
                           -  The balance sheets of the Company as of December 31, 2000 and 1999 and the related statements of income, changes in shareholder's equity and cash flows and the related schedule for each of the years in the three-year period ended December 31, 2000.
- The reports of________.

These statements are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We have relied upon the reports of ________, independent certified public accountants, and upon their authority as experts in accounting and auditing.

GETTING FURTHER INFORMATION
This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below.

We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                           Securities and Exchange Commission
                                  450 Fifth Street NW
                                  Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also find more information about the Company at WWW.AETNAFINANCIAL.COM.

A copy of the Company's annual report on Form 10-K for the year ended December 31, 2000 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at WWW.SEC.GOV.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus.
Form 10-K contains additional information about the Company including certified financial statements for the latest fiscal year. We have not filed any other reports pursuant to Sections 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K.


                                          31
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


                           The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document.
                           Direct requests to:

                                               Aetna Insurance Company of America
                                                     151 Farmington Avenue
                                                      Hartford, CT 06156
                                                        1-800-262-3862


                           INQUIRIES
                           You may contact us directly by writing or calling us at the address or phone number shown above.

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                                              32
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

                                   APPENDIX I
                   CALCULATING A MARKET VALUE ADJUSTMENT (MVA)
----------------------------------------------------------------------------------------------------------------------------------
MARKET VALUE ADJUSTMENT FORMULA

The mathematical formula used to determine the MVA is:

                                     x
                                    ----
                            ((1+i)) 365
                            (-----)
                            ((1+j))
Where:
-   i is the deposit period yield;
-   j is the current yield; and
-   x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term.

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

EXPLANATION OF THE MARKET VALUE ADJUSTMENT FORMULA

The MVA essentially involves a comparison of two yields: the yield available at the start of the current guaranteed term of the contract (the deposit period yield) and the yield currently available (the current yield).

The MVA depends on the relationship between the following:

- The deposit period yield of U.S. Treasury Notes that mature in the last quarter of the guaranteed term; and
-  The current yield of these U.S. Treasury Notes at the time of withdrawal.

If the current yield is the lesser of the two, the MVA will decrease the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be positive). If the current yield is the higher of the two, the MVA will increase the amount withdrawn from the contract to satisfy the withdrawal request (the
MVA will be negative, or detrimental to the investor). As a result of the MVA imposed, the amount withdrawn from the contract prior to the maturity date may be less than the amount paid into the contract.

To determine the deposit period yield and the current yield, certain information must be obtained about the prices of outstanding U.S. Treasury Notes. This information may be found each business day in publications such as the Wall
Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day. These percentages are used in determining the deposit period yield and the current yield for the MVA calculation.

DEPOSIT PERIOD YIELD
Determining the deposit period yield in the MVA calculation involves consideration of interest rates prevailing at the start of the guaranteed term from which the withdrawal will be made, as follows:
- We identify the Treasury Notes that mature in the last three months of the guaranteed term; and
- We determine the yield-to-maturity percentages of these Treasury Notes for the last business day of each week in the deposit period.

The resulting percentages are then averaged to determine the deposit period yield. The deposit period is the period of time during which the purchase payment or any reinvestment may be made to available guaranteed terms. A deposit period may be a month, a calendar quarter, or any other period of time we specify.


                                      33

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

CURRENT YIELD
To determine the current yield, we use the same Treasury Notes identified for the deposit period yield--Treasury Notes that mature in the last three months of the guaranteed term. However, the yield-to-maturity percentages used are those for the last business day of the week preceding the withdrawal. We average these percentages to determine the current yield.

EXAMPLES OF MVA CALCULATIONS
The following are examples of MVA calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge that may be assessed under the contract upon withdrawal.

EXAMPLE I.

Assumptions:                                                       Assumptions:

i, the deposit period yield, is 8%                                 i, the deposit period yield, is 5%
j, the current yield, is 10%                                       j, the current yield, is 6%
x, the number of days remaining (computed from                     x, the number of days remaining (computed from
   Wednesday of the the week of withdrawal)                           Wednesday of week of withdrawal) in the
   in the guaranteed term, is 927.                                    guaranteed term, is 927.


                         x                                                                      x
                        ---                                                                    ----
      MVA =     ((1+i)) 365                                                  MVA =     ((1+i)) 365
                (-----)                                                                (-----)
                ((1+j))                                                                ((1+j))


                         927                                                                    927
                         ----                                                                   ---
          =     ((1.08)) 365                                                      =    ((1.05)) 365
                (------)                                                               (------)
                ((1.10))                                                               ((1.06))


          =    .9545                                                             =   .9762


In this example the deposit period yield of 8% is less than the       In this example the deposit period yield of 5% is less than
current yield of 10%, therefore, the MVA is less than one. The        the current yield of 6%, therefore, the MVA is less than one.
amount withdrawn from the guaranteed term is multiplied by this       The amount withdrawn from the guaranteed term is multiplied
MVA.                                                                  by this MVA.

If a withdrawal or transfer of a specific dollar amount is            If a withdrawal or transfer of a specific dollar amount is
requested, the amount withdrawn from a guaranteed term will           requested, the amount withdrawn from a guaranteed term will
be increased to compensate for the negative MVA amount. For           be increased to compensate for the negative MVA amount.
example, a withdrawal request to receive a check for $2,000           For example, a withdrawal request to receive a check for
would result in a $2,095.34 withdrawal from the guaranteed            $2,000  would result in a $2,048.76 withdrawal from the
term.                                                                 guaranteed term.

                                                                                                                 continued -



                                                        34

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
(Appendix I, continued)

EXAMPLE II.

Assumptions:                                                 Assumptions:

i, the deposit period yield, is 10%                                i, the deposit period yield, is 5%
j, the current yield, is 8%                                        j, the current yield, is 4%
x, the number of days remaining (computed from Wednesday of        x, the number of days remaining (computed from Wednesday of
   the week of withdrawal) in the guaranteed term, is 927.            the week of withdrawal) in the guaranteed term, is 927.


                         x                                                                      x
                        ---                                                                    ---
      MVA =     ((1+i)) 365                                                  MVA =     ((1+i)) 365
                (-----)                                                                (-----)
                ((1+j))                                                                ((1+j))


                         927                                                                     927
                         ----                                                                    ---
          =     ((1.10)) 365                                                     =      ((1.05)) 365
                (------)                                                                (------)
                ((1.08))                                                                ((1.04))


          =   1.0477                                                             =   1.0246


In this example the deposit period yield of 10% is greater than      In this example the deposit period yield of 5% is greater than
the current yield of 8%, therefore, the MVA is greater than one.     the current yield of 4%, therefore, the MVA is greater than
The amount withdrawn from the guaranteed term is multiplied by       one. The amount withdrawn from the guaranteed term is
this MVA.                                                            multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is           If a withdrawal or transfer of a specific dollar amount is
requested, the amount withdrawn from a guaranteed term will          requested, the amount withdrawn from a guaranteed term will
be decreased to compensate for the positive MVA amount. For          be decreased to compensate for the positive MVA amount.
example, a withdrawal request to receive a check for $2,000          For example, a withdrawal request to receive a check for
would result in a $1,908.94 withdrawal from the guaranteed           $2,000  would result in a $1,951.98 withdrawal from the
term.                                                                guaranteed term.

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                                              35

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Forida Statutes chapter 607.0859 governs the indemnification of officers, directors, employees and agents of a Florida corporation. Section 607.0859(1) provides that a corporation may indemnify a person who is or was a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or in certain other defined circumstances) against liability (defined as obligations to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to any employee benefit plan, and expenses actually and reasonably incurred with respect to the proceeding). Section 607.0859(2) provides that a corporation may indemnify a person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason that the person is or was connected to the corporation as noted in subsection (1) against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal. Indemnification under both subsection (1) and (2) is subject to a determination that the person seeking indemnification has met the standard of conduct set forth in the applicable subsection. However, pursuant to section 607.0859(3), to the extent that the person seeking indemnification has been successful in defense of any proceeding, claim or issue referred to in subsection (1) or (2), that person shall be indemnified against expenses that he or she actually and reasonably incurred. Expenses incurred by an officer or director in defending any such proceeding may be paid in advance of the final disposition of the proceeding, provided that such person undertakes to repay any such amount if he or she is ultimately found not to be entitled to indemnification pursuant to section 607.0850. Expenses incurred by other employees or agents may be advanced upon such terms and conditions deemed appropriate by the board of directors.

Section 607.0850(4) provides that any indemnification under subsection (1) or
(2), unless made pursuant to a determination by a court, shall be made only as authorized in the specific case upon a determination that that indemnification is proper in the circumstances because the party has met the applicable standard of conduct set forth in subsection (1) or (2). Such determination may be made (a) by the disinterested directors, pursuant to section 607.0850(4)(a); (b) by a committee duly designated by the board of directors, pursuant to section 607.0850(4)(b); (c) by independent legal counsel, pursuant to section 607.0850(4)(c); or (d) by the shareholders, pursuant to section 607.0850(4)(d). The reasonableness of expenses and authorization of indemnification shall be made in the same manner, except as otherwise required by section 607.0850(5).

The indemnification and advancement of expenses provisions of section
607.0850 are not exclusive, and a corporation may make other or further provisions for the indemnification or advancement of expenses of parties identified in section 607.0850(1), except as otherwise prohibited by section 607.0850(7). Indemnification and advancement of expenses may also be ordered by a court of competent jurisdiction, pursuant to section 607.0850(9). Section 607.0850(12) specifically authorizes a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employee or agent of the corporation. Consistent with this statute, ING Groep N.V. has procured insurance from Lloyd's of London and several major United States excess insurers for its directors and officers and the directors and officers of its subsidiary, including the Depositor.

ITEM 16.      EXHIBITS

Exhibit No.

     (1) Principal Underwriting Agreement between Aetna Insurance Company of America and Aetna Investment Services, LLC(1)
     (4)      Instruments Defining the Rights of Security Holders
         (a)  Group Annuity Contract (Form No. G2-MGA-95)(2)
         (b)  Individual Annuity Contract (Form No. I2-MGA-95)(3)
         (c)  Certificate (G2CC-MGA-95) to Group Annuity Contract
              Form No. G-MGA-95(4)
         (d)  Endorsement (E2-MGAIRA-95-2) to Group Annuity Contract
              Form No. G2-MGA-95 and Certificate No. G2 CC-MGA-95(4)
         (e)  Endorsement (E2-MGAROTH-97) to Group Annuity Contract
              Form No. G2-MGA-95 and Certificate No. G2CC-MGA-95(4)
     (5)      Opinion re Legality*
     (10) Material contracts are listed under exhibit 10 in the Company's Form 10-K for the fiscal year ended December 31, 2000 (File No. 33-81010), as filed with the Commission on March __, 2001. Each of the exhibits so listed is incorporated by reference as indicated in the Form 10-K
     (13) Aetna Insurance Company of America Form 10-K for the fiscal year ended December 31, 2000*
     (23)(a)  Consent of Independent Auditors*
         (b)  Consent of Legal Counsel (included in Exhibit (5) above)*
     (24)(a)  Powers of Attorney(5)
         (b) Certificate of Resolution Authorizing Signature by Power of Attorney(6)
     (27)     Financial Data Schedule*

Exhibits other than these listed are omitted because they are not required or are not applicable.
*To be filed by amendment

1. Incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-4 (File No. 333-87131), as filed on December 13, 2000.
2.   Incorporated by reference to Registration Statement on Form S-2
     (File No. 33-63657), as filed on October 25, 1995.
3. Incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on January 17, 1996.
4. Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.
5. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 333-49581), as filed on January 29, 2001.
6.   Incorporated by reference to Registration Statement on Form N-4
     (File No. 33-59749), as filed on June 1, 1995.

ITEM 17.      UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

     (a) Rule 415 offerings:

         (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

ITEM 18.      FINANCIAL STATEMENTS AND SCHEDULES

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement on Form S-2 (File No. 33-63657) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 31st day of January, 2001.

                                         AETNA INSURANCE COMPANY OF AMERICA
                                         (REGISTRANT)


                                         By:  Thomas J. McInerney*
                                             -------------------------
                                              Thomas J. McInerney
                                              President
                                              Principal Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to Registration Statement on Form S-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                                          Date
Thomas J. McInerney*                     Director and President                                       )
-------------------------------------    (principal executive officer)                                )
Thomas J. McInerney                                                                                   )
                                                                                                      )
Wayne R. Huneke*                         Director                                                     )  January
-------------------------------------                                                                 )  31, 2001
Wayne R. Huneke                                                                                       )
                                                                                                      )
Philip R. Lowery*                        Director                                                     )
-------------------------------------                                                                 )
Philip R. Lowery                                                                                      )
                                                                                                      )
Robert C. Salipante*                     Director                                                     )
-------------------------------------                                                                 )
Robert C. Salipante                                                                                   )
                                                                                                      )
Mark A. Tullis*                          Director                                                     )
-------------------------------------                                                                 )
Mark A. Tullis                                                                                        )
                                                                                                      )
Michael W. Cunningham*                   Chief Financial Officer                                      )
-------------------------------------                                                                 )
Michael W. Cunningham                                                                                 )
                                                                                                      )
Deborah Koltenuk*                        Corporate Controller                                         )
-------------------------------------                                                                 )
Deborah Koltenuk                                                                                      )

By:     /s/ JULIE E. ROCKMORE
        -------------------------------------
         JULIE E. ROCKMORE
         *Attorney-in-Fact

                              EXHIBIT INDEX


EXHIBIT NO.          EXHIBIT
----------           ---------

16(5)              Opinion re Legality                                  *

16(13)             Aetna Insurance Company of America Form 10-K
                   for the fiscal year ended December 31, 2000          *

16(23)(a)          Consent of Independent Auditors                      *

16(23)(b)          Opinion and Consent of Legal Counsel                 *

16(27)             Financial Data Schedule                              *


*To be filed by amendment